STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 07/05/2001
                                                          010323185 - 3409280

                            CERTIFICATE OF OWNERSHIP

                                       of

                             GUIDELOCATOR.COM, INC.
                              (Parent Corporation)

                                      into

                                 DECORIZE, INC.
                            (Subsidiary Corporation)

         Pursuant to the provisions of Article 5.16 of the Texas Business Corporation Act, Guidelocator.com, Inc. ("Guidelocator" or the "Parent Corporation"), a business corporation organized under the laws of the State of Texas, and owning at least ninety percent (90%) of the shares of Decorize, Inc. ("Decorize" or the "Subsidiary Corporation"), a business corporation organized under the laws of the State of Delaware, hereby executes the following articles of merger.

         1. An agreement and plan of merger has been adopted in accordance with the provisions of Article 5.16 of the Texas Business Corporation Act and of
Section 253 of the Delaware General Corporation Law providing for the combination of Guidelocator and Decorize and resulting in Decorize being the surviving corporation.

         2. The following is a copy of a resolution of Guidelocator adopted on July 2, 2001, and in accordance with the laws of its jurisdiction and its constituent documents:

         "WHEREAS, the Corporation's board of directors has determined that it is in the best interests of the Corporation and its stockholders for the Corporation to change in the state of incorporation of the Corporation from Texas to Delaware by approving a Plan of Reorganization and Merger (the "Merger Agreement") providing for the Corporation to merge into a wholly owned Delaware subsidiary, Decorize, Inc., which, among other things will cause the
Corporation's name to change to Decorize, Inc., increase the number of authorized shares of Common Stock from 10,000,000 to 50,000,000 and increase the number of authorized shares of Preferred Stock from 2,000,000 to 10,000,000 (the "Reincorporation");

         WHEREAS, pursuant to the Reincorporation, each issued and outstanding share of the Corporation's common stock will be exchanged for one share of Decorize's common stock; and

         WHEREAS, in order to facilitate the consummation of the transactions contemplated in the Reincorporation, it is desirable to approve and adopt the following resolutions.

         NOW, THEREFORE, BE IT RESOLVED, that the actions taken by the officers of the Corporation, and each of them, with respect to the preparation and negotiation of the Merger Agreement be, and they are, authorized, approved, ratified and confirmed;

         RESOLVED FURTHER, the Merger Agreement substantially in the form attached hereto as Exhibit A, with such changes and modifications thereto as may be approved by an officer of the Corporation, is hereby approved;

         RESOLVED FURTHER, that the officers of the Corporation, and each of them, are hereby authorized to execute and deliver the Merger Agreement on behalf of the Corporation;

         RESOLVED FURTHER, that the officers of the Corporation are hereby authorized to execute and deliver such ancillary agreements and instruments as are required or contemplated in the Merger Agreement to be executed and delivered by the Corporation and to perform such further actions as may be deemed necessary or advisable to consummate the transactions or fulfill the obligations of the Corporation, contemplated in the Merger Agreement and in order to carry out the intent and purposes of the foregoing resolution;

         RESOLVED FURTHER, that the officers of the Corporation be authorized and directed to execute and deliver on behalf of the Corporation to execute such agreements, instruments and documents as may be necessary or appropriate to consummate the transactions contemplated by the Merger Agreement, and to file all documents as they deem necessary or advisable to carry out and accomplish the purposes of these resolutions, including the execution and filing of the certificate of merger and all other required documents in the offices of the Secretary of State of Delaware and the Secretary of State of Texas."

         3. The total number or percentage of outstanding shares identified by class, series or group of the Subsidiary Corporation and the number or percentage of shares in each class, series or group owned by the Parent Corporation is:

Class, Series          Number or Percentage           Number or Percentage of
or Group               of Shares Outstanding          Shares Owned by Parent
--------               ---------------------          ----------------------

Common Stock                  1,000                        1,000 (100%)

         4. Decorize, the surviving corporation hereby: (a) appoints the Texas Secretary of State as its agent for service of process to enforce an obligation or the rights of dissenting shareholders of each domestic corporation that is a party to the merger; and (b) agrees that it will promptly pay to the dissenting shareholders of each domestic corporation which is a party to the merger the amount, if any, to which they shall be entitled under the provisions of the Texas Business Corporation Act with respect to the rights of dissenting shareholders. The surviving corporation is organized under the laws of the State of Delaware and the address, including street number if any,

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

of its registered or principal office in said State is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.

         5. A. The plan of merger was duly approved by the shareholders of Parent Corporation as set forth below.

                  B. As to the Parent Corporation, the approval of whose shareholders is required, the number of shares outstanding, and, if the shares of any class or series are entitled to vote as a class, the designation and number of outstanding shares of each such class or series are as follows:

                                                          Number of Shares
Number of Shares           Designation of Class           Entitled to Vote as
Outstanding                or Series                      a Class or Series
-----------                ---------                      -----------------

 10,000,000                   Common                           -0-

                  C. As to the Parent Corporation, the approval of whose shareholders is required, the total number of shares not entitled to vote only as a class, voted for and against the plan, respectively, and, if the shares of any class or series are entitled to vote as a class, the number of shares of each such class or series voted for and against the plan, respectively, are as follows:

Total      Total
Voted      Voted      Number of Shares Entitled to Voted as a Class or Series
For        Against   Class or Series       Voted For             Voted Against
---------  -------  ----------------------------------------------------------
6,982,113     -0-         N/A                 N/A                     N/A

                  D. No amendments to the articles of incorporation of a domestic corporation are desired to be effected by the merger.

                  E. The executed plan of merger is on file at the principal place of business of the surviving corporation at Decorize, Inc., 211 S. Union Street, Suite F, Springfield, Missouri 65802.

                  F. A copy of the plan of merger will be furnished by the surviving corporation on written request and without cost, to any shareholder of each corporation that is a party to the plan of merger, and in the case of a merger with multiple surviving corporations, to any creditor or obligee of the parties to the merger at the time of the merger if such obligation is then outstanding.

         6. As to each corporation that is a party to the merger, the plan of merger with performance of its terms were duly authorized by action required by the laws under which it is incorporated or organized and by its constituent documents.

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

         7. The surviving corporation will be responsible for the payment of all fees and franchise taxes of the merged corporation and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

         Dated:  July 2, 2001

                                               GUIDELOCATOR.COM, INC.
                                               Parent Corporation


                                               By:   /s/ Jon Baker
                                                   --------------------
                                                   Jon Baker, President


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